SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 March 13, 2001
                Date of report (Date of earliest event reported)


                                 CONSYGEN, INC.
               (Exact Name of Registrant as Specified in Charter)

           Texas                           17598                 76-0260145
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
Incorporation or Organization)          File Number)         Identification No.)

      125 South 52nd Street Tempe, AZ                       85281
 (Address of Principal Executive Offices)                 (Zip Code)

                                 (480) 394-9100
              Registrant's telephone number, including area code:

                                       N/A
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS.

      ConSyGen, Inc. has made the following changes to its Board of Directors:

A. The Board has accepted the resignations of two directors, Luther H. Hodges, Jr. (a Director of the Company since June 2000 and Russell B. Stevenson, Jr. (a Director of the Company since July 2000).

B. As a result of these changes the Board of Directors of the Company has appointed Joseph A. Grimes, Jr. and Ben H. Gregg, Jr. to replace the departing board members.

     Mr. Grimes served as Chairman and President of Hill and Knowlton, Japan and later Vice President of Honeywell. Mr. Grimes handles federal affairs with the administration and chaired the Political Action Committee after managing Honeywell operations in Europe, Asia and Latin America. He is a graduate of Harvard Law School and Yale University.

     Mr. Gregg retired in Phoenix after a long career as a banking executive and property developer in Colorado. Mr. Gregg performed as Sr. Vice President of the First National Bank of Loveland, Colorado and as President of the Fort Collins University National Bank. He will have a specific focus on banking and commercial issues. Mr. Gregg graduated from Dennison University with a degree in Economics.

C. The Board has also appointed Mr. Gregg to the Executive Committee to replace Mr. Hodges and join A. Lewis Burridge and Robert L. Stewart.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CONSYGEN, INC.
                                         Registrant

Date:   March 13, 2001                   By:  /s/ A. Lewis Burridge
                                                  A. Lewis Burridge, President
                                                  and Chief Executive Officer